EXHIBIT 10.15


                                 PROMISSORY NOTE

USD$ 1,000,000.00                                                 April 26, 2000

FOR THE FOLLOWING: USD $1,000,000.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the Undersigned promises to pay to BWI AVIONICS LTD., P.O. Box 599, Caribbean Place, Providenciales, Turks & Caicos Islands, BWI, or such address as may be designated by BWI AVIONICS LTD., or by any holder of this note, the sum of USD$1,000,000.00. PAWNBROKER.COM, INC. agrees to pay the entire loan amount, USD$1,000,000.00 plus interest at 12% per annum on demand, on the earlier date of either April 26, 2001, or at such time a refinancing of USD$5,000,000.00, or greater occurs.

TERMS OF REPAYMENT

1.   This note may be repaid in whole or in part without penalty.

2. In the event of the failure to make any payment when due, the holder of this Note may declare the entire principal balance and accrued interest immediately due and payable. Any overdue payment shall bear interest at the rate of Twelve percent (12%) per annum or the maximum rate permitted by law, whichever is lower.

3. Security Lien. The maker of this Note hereby grants to the Holder a security interest in any and all corporate property, including but not limited to, real property, inventory, receivables, and office equipment.

4. All parties to this Note, including the Undersigned and any endorser or guarantors, if any, jointly and severally waive presentment, notice or dishonor, and diligence in collecting and all agree to remain fully obliged under the terms of this Note even if, without notice, the time for repayment is extended, or the Note is renewed or modified, or one or more of the parties is released or discharged, or the release or substitution of any collateral given as security for the payment of the Note.

5. If this note is not paid promptly in accordance with it's terms, the undersigned agrees to pay all costs of collection, including reasonable attorney's fees. In the event that any judgement is obtained under this Note, the Undersigned waive, to the extent permitted under law, the benefit of any law exempting their property, or any part of it.
     Executed at: Reno, NV


PAWNBROKER.COM, INC.


/s/ Bill Galine, Vice President
---------------------------------
Bill Galine, Vice President